EXHIBIT 5.1
[Letterhead of Gibson, Dunn & Crutcher LLP]
Client Matter No.: 03896-00039
Direct: (214) 698-3100
Fax: (214) 698-3400
March 31, 2010
Atmos Energy Corporation
1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas 75240
Re:	Atmos Energy Corporation Registration Statement on Form S-3
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-3 (the “Registration Statement”) of Atmos Energy Corporation (the “Company”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”), on the date hereof, in connection with the offering and issuance from time to time by the Company of the following: (i) one or more series of its debt securities (the “Debt Securities”) and (ii) shares of its Common Stock, no par value per share (the “Common Stock”), including shares issuable upon conversion of Debt Securities (the “Convertible Debt Securities”). The foregoing securities are herein collectively referred to as the “Securities.” All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.
In connection with our examination of documents as hereinafter described, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Atmos Energy Corporation
March 31, 2010

For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the following:
          (1) The Amended and Restated Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”);
          (2) The Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”);
          (3) The Indenture dated as of March 26, 2009 between the Company and U.S. Bank National Association, as trustee, attached as an exhibit to the 8-K filed by the Company on March 26, 2009 and incorporated by reference into the Registration Statement (as amended or supplemented in accordance with the terms thereof, the “Base Indenture”);
          (4) Such records of the corporate proceedings of the Company, and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and
          (5) Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.
On the basis of the foregoing examination, and in reliance thereon and on the statements of fact therein, and subject to completion of the corporate action required to be taken by the Company based on the type of Security being issued (including the due reservation of any Common Stock for issuance upon conversion of any Convertible Debt Securities for Common Stock), the due execution and delivery of the relevant supplemental indenture or officers’ certificate contemplated by the Base Indenture relating to any Debt Securities that may be issued (including the Base Indenture, the “Indenture”) and the assumptions, qualifications and limitations stated herein, we are of the opinion that:
          1. When the Debt Securities shall have been executed, authenticated and delivered as specified in the Indenture and issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner

Atmos Energy Corporation
March 31, 2010

contemplated in the Registration Statement, including the Prospectus Supplement (as hereinafter defined) relating to any such Debt Securities, the Debt Securities will be legal, valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.
          2. When the Common Stock shall have been issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Common Stock or Convertible Debt Securities, and in the case of Common Stock issuable upon conversion of Convertible Debt Securities, in accordance with the provisions of the Indenture, the Common Stock will be validly issued, fully paid and nonassessable.
The opinions set forth herein are subject to the following assumptions, qualifications and limitations being true and correct at or prior to the time of the delivery of any Security:
          (a) the Board of Directors of the Company will have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Articles of Incorporation and Bylaws, each as amended through such time (subject to the further assumption that such instruments have not been amended from the date hereof in a manner that would affect any of the opinions rendered herein), the terms and conditions of any such Debt Securities will have been established in accordance with the terms and conditions of the Base Indenture, as amended through such time, and such establishment and authorization shall remain in effect and unchanged at all times during which such Security is offered and will not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such establishment and authorization);
          (b) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable

Atmos Energy Corporation
March 31, 2010

laws, and the effectiveness thereof will not have been terminated or rescinded;
          (c) a prospectus supplement (a “Prospectus Supplement”) will have been prepared and filed with the SEC describing the Securities offered thereby;
          (d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting any of the opinions rendered herein;
          (e) with respect to Debt Securities, the trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the SEC (to the extent not heretofore filed);
          (f) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; and
          (g) there shall be no terms or provisions contained in the Indenture pursuant to which any Debt Securities are to be issued that would affect any of the opinions rendered herein.
This opinion is limited to the present state of the laws of the States of Texas and New York and the United States, and the facts as they currently exist. We express no opinion as to the effect of the laws of the Commonwealth of Virginia on the issuance, payment and nonassessability of the Common Stock or as to the legality, validity or binding effect of the Debt Securities. Without limitation of paragraph (f) above, we have assumed that the issuance of any Security will not violate any laws, rules, and regulations of the State of Texas applicable to the regulation of utilities. We assume no obligation to revise or supplement this opinion in the event of future changes in the laws of the State of Texas or New York or the United States or the interpretations thereof or such facts.

Atmos Energy Corporation
March 31, 2010

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.
We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.
Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP